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                                                                    EXHIBIT 10.9

                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

         This Assignment and Assumption Agreement is made and entered into as of January 1, 1999, by and between Kronos, Inc., a Delaware corporation formerly known as Kronos (USA), Inc. ("Kronos"), and Kronos International, Inc., a Delaware corporation ("Kronos Int'l").

         WHEREAS, Kronos, pursuant to a contribution to the capital of Kronos, Int'l, in exchange for six hundred forty-seven (647) shares of Class B Preferred Stock (the "Preferred Stock") of Kronos, Int'l, issued pursuant to the Certificate of Amendment to Certificate of Incorporation of Kronos International, Inc. in the form attached hereto as Exhibit A and incorporated herein by reference, desires to assign its right, title and interest in and to intellectual property relating to titanium dioxide products to Kronos Int'l in the countries of Belgium, Canada and Norway, as well as Kronos' licenses to affiliate in such countries, and Kronos Int'l desires to issue the Preferred Stock in exchange for such intellectual property and to assume all of Kronos' obligations thereunder;

         WHEREAS, Kronos and Kronos Int'l agree upon the valuation of such intellectual property as set forth on Exhibit B attached hereto and incorporated herein by this reference, which valuation is based upon methodologies appropriate to third party, arms' length transactions;

         NOW, THEREFORE, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

                                 I. DEFINITIONS

         1.1 "Copyrights" means all copyrights, copyright registrations and applications for copyright registrations which relate to the Products and which are owned or controlled by, or recorded in the name of, Kronos in the Territory.

         1.2 "Intellectual Property" means the Patents, Technology, Trademarks and Copyrights.

         1.3 "License Agreements" means those license agreements listed on
Schedule I between Kronos and its affiliates which license certain Intellectual Property to those affiliates in the Territory.

         1.4 "Patents" means all patents and patent applications, together with any and all continuations, continuations-in-part, extensions, reissues, reexaminations and divisions thereof, and all inventions disclosed and claimed therein, which relate to the Products and the Technology and which are owned or controlled by, or recorded in the name of, Kronos in the Territory.

         1.5 "Products" means titanium dioxide products.

         1.6 "Technology" means any and all technical information, improvements, discoveries, inventions, know-how, formulations, processes, techniques and data which relate to



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the manufacture, use and sale of Products and which are owned or controlled by
Kronos in the Territory.

         1.7 "Territory" means Belgium, Canada and Norway.

         1.8 "Trademarks" means all tradenames, trademarks, trademark registrations and applications, and the goodwill associated therewith, relating to the Products, and which are owned or controlled by, or recorded in the name of, Kronos in the Territory.

              II. ASSIGNMENT OF RIGHTS RELATING TO TITANIUM DIOXIDE

         2.1 Patent and Technology Assignment. Kronos hereby grants, conveys and assigns to Kronos Int'l effective as of January 1, 1999 Kronos' entire right, title and interest in and to the Patents and Technology.

         2.2 Copyright Assignment. Kronos hereby grants, conveys and assigns to Kronos Int'l effective as of January 1, 1999 Kronos' entire right, title and interest in and to the Copyrights.

         2.3 Trademark Assignments. Kronos hereby grants, conveys and assigns to Kronos Int'l effective as of January 1, 1999 Kronos' entire right, title and interest in and to the Trademarks.

         2.4 License Agreement Assignment. Kronos hereby grants, conveys and assigns to Kronos Int'l effective as of January 1, 1999 Kronos' entire right, title and interest under the License Agreements.

         2.5 Confidentiality. Kronos hereby agrees to maintain the confidentiality of any confidential information assigned hereunder, except to the extent that such confidential information has entered, or comes into, the public domain.

                                 III. ASSUMPTION

         3.1 Assumption. Kronos Int'l hereby accepts effective as of January 1, 1999 the assignment of the Intellectual Property effected hereunder and expressly assumes and agrees unconditionally to be bound by and to pay, observe, perform, fulfill and discharge, all of the covenants, agreements, conditions, terms, taxes, duties and obligations of Kronos in respect of the Intellectual Property and the License Agreements. Kronos will promptly send notice of assignment substantially in the form set forth on Schedule II attached hereto to each of the licensees under the License Agreements. Kronos shall, without further consideration therefor, promptly pay, assign and remit to Kronos Int'l all monies, rights and other consideration received in respect of performance of the License Agreements at any time after January 1, 1999.

                                IV. MISCELLANEOUS

         4.1 Further Assurances. From time to time after delivery of this instrument, at either party's request, the other party shall do, execute, prepare, acknowledge and deliver or cause to be done, executed, prepared, acknowledged and delivered, such further acts, conveyances, transfers, assignments and assurances as the first party may reasonably request to more effectively convey



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or transfer to Kronos Int'l, and to put Kronos Int'l in possession of, the
Intellectual Property, or for Kronos Intl'l to more effectively assume any obligations under the Intellectual Property being assumed by Kronos Int'l hereunder.

         4.2 Successors and Assigns. All of the covenants, terms and conditions set forth in this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         4.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original for all purposes and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed by their duly authorized representatives as of the date first written above.

KRONOS, INC.                                KRONOS INTERNATIONAL, INC.

By:                                         By:
   -------------------------------             ---------------------------------

Title:                                      Title:
      ----------------------------                ------------------------------

                                            By:
                                               ---------------------------------

                                            Title:
                                                  ------------------------------



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EXHIBIT B

KRONOS INTERNATIONAL, INC.                                             22-FEB-99
VALUATION OF ROYALTY CONTRACTS                               PAGE 1/2 OF SUMMARY

SUMMARY:


                                                                                              VALUE
                             ROYALTY RATE         PRODUCT    BASE                             YSD 000'S
Kronos Titan A/S             5.00%                Sulphate   All sales                                      $ 31,717
Titania A/S                  2.00%                Ilmenite   Ilmenite sales                                 $  6,281
Kronos Europe S.A./N.V.      5.00%                Chloride   All sales                                      $ 80,992
Kronos Canada, Inc.          5.00%                Chloride   All sales                        $73,856
Kronos Canada, Inc.          2.25%                Sulphate   All sales in Canadian market     $11,080
                                                                                                            $ 84,936
                                                                                                            $203,926
                             Less: Risk factor of 20%                                                        (40,785)
                                                                                                            --------
                                                                                                             163,141

ASSUMPTIONS USED IN THE CALCULATIONS

Value based on present value of cash flows for the 15-year period 1999-2013.

Discount rate of 6.5%

One-half of the royalty is paid at mid-year and one-half at the end of the year.

Tonnage of TiO2 and ilmentite sold is according to 7-year plan nos. For 8th through 15th year, it is assumed that plan results for the 7th year are constant.